UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

July 9, 2012 (July 9, 2012)
Date of Report (Date of earliest event reported)

Pitney Bowes Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-3579	06-0495050
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

World Headquarters
1 Elmcroft Road Stamford, Connecticut 06926-0700
(Address of principal executive offices)

(203) 356-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Appointment of Director
On July 9, 2012, the Board of Directors (the “Board”) of Pitney Bowes Inc. (the “Company”), upon the recommendation of the Governance Committee of the Board, expanded the number of directors of the Board to 13 and appointed S. Douglas Hutcheson as a new director in accordance with the Company’s Amended and Restated By-laws. Mr. Hutcheson will serve as a director effective immediately until the next annual meeting of the Company’s stockholders in 2013 or his earlier death, resignation or removal. The Board of Directors of Pitney Bowes Inc. also appointed Mr. Hutcheson to serve as a member of the Audit and the Finance Committees.
Mr. Hutcheson will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in the Company’s annual proxy statement filed with the Securities and Exchange Commission on March 23, 2012.
ITEM 7.01. REGULATION FD
A copy of the press release announcing the appointment of Mr. Hutcheson to the Board of Directors of Pitney Bowes is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
99.1 Pitney Bowes Press Release dated July 9, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pitney Bowes Inc.

July 9, 2012

/s/ Amy C. Corn
Amy C. Corn
Vice President, Secretary and Chief Governance Officer